TERMINATION OF CHANGE OF CONTROL EMPLOYMENT AGREEMENT
This agreement is entered into by and between MDU Resources Group, Inc., 1200 West Century Avenue, Bismarck, ND 58503, a Delaware corporation (the “Company”) and [executive], [executive's address] (the “Executive”), (collectively the “Parties”), on November 1, 2012.  The Company and Executive entered into a Change of Control Employment Agreement ("Agreement") on [date]. By letter dated July 15, 2010, Executive was advised that the Agreement would not be extended beyond its current expiration date of [expiration date]. The Parties now desire to terminate the Agreement before its expiration date and agree to the following:

1.	The Parties agree that any provisions in the Agreement regarding notice are hereby waived by the Parties.

2.	The Parties agree that the Agreement is hereby terminated at 8:00 a.m. Central Time on November 1, 2012 ("Effective Date").

3.	The termination of the Agreement on the agreed Effective Date shall not affect any of the rights or obligations of the Parties to the Agreement occurring prior to the Effective Date.

4.	Acknowledgement and agreement to termination is evidenced by the Parties’ signatures below.
The Parties have executed this Agreement at [city], [state] as of the day first above written.

MDU RESOURCES GROUP, INC., the Company

/s/ Terry D. Hildestad
By:  Terry D. Hildestad
       President and Chief Executive Officer

___________________
By:  [Name]
        Executive